Exhibit 5.1

June 3, 2015

Tobira Therapeutics, Inc.

701 Gateway Blvd, Suite 300

South San Francisco, CA 94080

        Re: Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by Tobira Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, including a base prospectus (the “Base Prospectus”) and the supplements to the Base Prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $150,000,000, or the equivalent thereof, of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), warrants to purchase shares of Common Stock (the “Warrants”) and units comprised of any combination of the foregoing (the “Units”). The Common Stock, Preferred Stock, Warrants and Units, plus any additional Common Stock, Preferred Stock, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.” The Securities are to be sold from time to time as set forth in the Registration Statement, the Base Prospectus and the Prospectus Supplements. The Securities are to be sold pursuant to a purchase, sales, underwriting, or similar agreement in substantially the form to be filed under a Current Report on Form 8-K or otherwise with the Commission.

We also have acted as special counsel to the Company in connection with an offering through Cowen and Company, LLC as the sales agent (the “Sales Agent”) from time to time by the Company of shares of Common Stock (the “Sales Agreement Shares”) having an aggregate offering price of up to $40,000,000 pursuant to the Registration Statement and the related prospectus for the sale of the Sales Agreement Shares included in the Registration Statement (the “Sales Agreement Prospectus”), and that certain Sales Agreement dated as of June 3, 2015 by and between the Sales Agent and the Company (the “Sales Agreement”).

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement or the Sales Agreement Prospectus will have been filed with the Commission describing the Securities offered thereby or the Sales Agreement Shares, as applicable; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement or the Sales Agreement Prospectus, as applicable; (vii) that a definitive purchase, underwriting or similar agreement (including the Sales Agreement) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1. With respect to shares of the Common Stock (other than the Sales Agreement Shares) or Preferred Stock to be sold by the Company, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock or Preferred Stock, as applicable, and related matters; and (b) certificates representing the shares of Common Stock or Preferred Stock, as applicable, have been duly executed, countersigned, registered and delivered, or appropriate book entries have been made in the stock records of the Company, in each case either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock or Preferred Stock, as applicable, will be validly issued, fully paid and nonassessable;

2. With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

3. With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units and related matters; and (b) the Units have been duly executed and delivered against payment therefor, pursuant to the applicable definitive unit agreement duly authorized, executed and delivered by the Company and a unit agent, if applicable, and the certificates for the Units, if applicable, have been duly executed and delivered by the Company and such unit agent, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

4. With respect to the Sales Agreement Shares, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Sales Agreement Shares and related matters; (b) the Sales Agreement Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers; and (c) the Sales Agreement Shares have been issued by the Company against payment therefor (not less than the par value of the Common Stock) in the circumstances contemplated by the Sales Agreement, then the issuance and sale of the Sales Agreement Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”).

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America and the DGCL.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP